EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-265540) pertaining to the 2018 Omnibus Incentive Plan of Registrant,
2)	Registration Statement (Form S-3 No. 333-252931) and related Prospectus of Cassava Sciences, Inc.,
3)	Registration Statement (Form S-3 No. 333-237452) and related Prospectus of Cassava Sciences, Inc.,
4)	Registration Statement (Form S-8 No. 333-168390) pertaining to the 2000 Employee Stock Purchase Plan of Registrant,
5)	Registration Statement (Form S-8 No. 333-225708) pertaining to the 2018 Omnibus Incentive Plan of Registrant, and
6)	Registration Statement (Form S-8 No. 333-147336) pertaining to the 2000 Employee Stock Purchase Plan of Registrant;

of our reports dated February 28, 2023, with respect to the consolidated financial statements of Cassava Sciences, Inc. and the effectiveness of internal control over financial reporting of Cassava Sciences, Inc. included in this Annual Report (Form 10-K) of Cassava Sciences, Inc. for the year ended December 31, 2022.

/s/ Ernst &Young LLP

Austin, Texas

February 28, 2023